Exhibit 10.1
ADDITIONAL NOTE PURCHASE
AND GLOBAL AMENDMENT AGREEMENT
          ADDITIONAL NOTE PURCHASE AND GLOBAL AMENDMENT AGREEMENT (this “Agreement”), dated as of May 18, 2007, by and among INNUITY, INC., a Utah corporation (the “Company”), Vista.com, Inc., a Washington corporation (“Vista”), Jadeon, Inc., a Nevada corporation (“Jadeon” and, collectively with the Company and Vista, the “Company Entities”), and Imperium Master Fund, Ltd. (the “Investor”). Capitalized terms used in this Agreement and not otherwise defined have the respective meanings ascribed thereto in the Securities Purchase Agreement (as defined below).
     A. The Company and the Investor entered into that certain Securities Purchase Agreement, dated as of May 3, 2007 (the “Securities Purchase Agreement”), pursuant to which the Company sold to the Investor a 15% Senior Secured Note (the “First Note”) and a Warrant exercisable for shares of the Company’s common stock (the “Warrant”).
     B. The Company’s obligations under the Securities Purchase Agreement and the other Transaction Documents, including, without limitation, its obligation to make payments of principal and interest on the First Note, are guaranteed by Vista, Jadeon and the future direct and indirect subsidiaries of the Company (collectively, the “Company Subsidiaries”) pursuant to a Subsidiary Guarantee, dated as of May 3, 2007 (the “Subsidiary Guarantee”), and are secured by the assets of the Company and the Company Subsidiaries pursuant to the terms of a Security Agreement, dated as of May 3, 2007 (the “Security Agreement”, and together with the Guarantee, the “Security Documents”).
     C. Pursuant to Section 1.1(b) of the Securities Purchase Agreement, the Company wishes to issue and sell to the Investor, and the Investor wishes to purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, an additional 15% Senior Secured Note with terms substantially similar to the First Note and in the form attached hereto as Exhibit A (the “Additional Note”).
     In consideration of the mutual promises made herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:
1. PURCHASE AND SALE OF ADDITIONAL NOTE.
     Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, an Additional Note with a principal amount equal to the amount set forth below the Investor’s name on the signature page hereof. The date on which the closing of such purchase and sale occurs (the “Second Closing”) is hereinafter referred to as the “Second Closing Date”. The Second Closing will be deemed to occur at the offices of Mazzeo Song LLP, 708 Third Avenue, 19th Floor, New York, New York 10017 when (A) this Agreement has been executed and delivered by the Company and the Investor, (B) the Company has executed and delivered the Additional Note to the Investor, (C) each of the other conditions to the Second Closing described in this Agreement has been satisfied or waived as specified therein, and (D) payment by the Investor of an amount equal to the principal amount of the Additional Note has been made by wire transfer of immediately available funds to the Company’s account.
1. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.
     The Investor hereby represents and warrants to the Company and agrees with the Company that, as of the date hereof:
     1.1 Authorization; Enforceability. The Investor is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth below the Investor’s name on the signature page hereof with the requisite corporate power and authority to purchase the Additional Note and to execute and deliver this Agreement. This Agreement constitute the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.
     1.2 No Conflicts. The execution and performance of this Agreement do not conflict in any material respect with any agreement to which the Investor is a party or is bound, any court order or judgment applicable to the Investor, or the constituent documents of the Investor.
     1.3 Certain Trading Activities. The Investor has not, in violation of the securities laws, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company since the time that the Investor was first contacted by the Company or Kaufman Bros., L.P. regarding the investment in the Company contemplated by this Agreement. The Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company prior to the time that the transactions contemplated by this Agreement are publicly disclosed pursuant to Section 3.2.
2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY ENTITIES. Each of the Company Entities hereby represents and warrants to the Investor and agrees with the Investor that, as of the hereof:
     2.1 Organization, Good Standing and Qualification. Each of the Company Entities is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company Entities is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure so to qualify has not had or would not reasonably be expected to have a Material Adverse Effect.

     2.2 Authorization; Consents. Each of the Company Entities has the requisite corporate power and authority to enter into and perform its obligations under this Agreement (and the Additional Note, in the case of the Company). All corporate action on the part of each of the Company Entities by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by each of the Company Entities of its obligations under this Agreement (and the Additional Note, in the case of the Company) has been taken, and no further consent or authorization of any of the Company Entities, their boards of directors, stockholders, any Governmental Authority or any other Person is required (pursuant to any rule of the Principal Market or otherwise).
     2.3 Enforcement. This Agreement has been duly executed and delivered by each of the Company Entities, and at the Second Closing, the Company will have duly executed and delivered the Additional Note. This Agreement constitutes the valid and legally binding obligations of the Company Entities (and at the Second Closing, the Additional Note will constitute the valid and legally binding obligations of the Company), enforceable against the Company Entities in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) general principles of equity.
     2.4 Due Authorization; Valid Issuance. The Additional Note is duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any Liens imposed by or through the Company.
     2.5 No Conflict. The execution, delivery and performance of this Agreement (and the Additional Note, in the case of the Company), and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of any provisions of any of the Company Entities’ charter, bylaws or any other governing document or in a default under any provision of any instrument or contract to which any of the Company Entities is a party or by which they or any of their assets are bound, or in violation of any provision of any Governmental Requirement applicable to any of the Company Entities or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Lien upon any assets of any of the Company Entities.
     2.6 Additional Representation. The representations and warranties of the Company Entities set forth in the Securities Purchase Agreement and in the other Transaction Documents are true and correct in all material respects as of the date hereof as if made on the date hereof (except that to the extent that any such representation or warranty relates to a particular date, in which case, such representation or warranty is true and correct in all material respects as of such particular date).
3. GLOBAL AMENDMENTS TO TRANSACTION DOCUMENTS; OTHER AGREEMENTS.
     3.1 Amendments to Transaction Documents. Each of the Transaction Documents, including, without limitation, the Securities Purchase Agreement, the First Note, the Warrant, the Registration Rights Agreement, the Subsidiary Guarantee and the Security Agreement, is hereby amended so that (i) references to “Notes” therein shall be deemed to include the Additional Notes, and (ii) references to “Transaction Documents” therein shall be deemed to include this Agreement and the Additional Notes.
     3.2 Filings and Disclosure Reports. The Company agrees with the Investor that the Company will, (i) on or prior to 8:30 a.m. (eastern time) on the second Business Day following the date hereof, issue a press release disclosing the material terms of this Agreement and the Additional Note and the transactions contemplated hereby and thereby, and (ii) on or prior to 5:00 p.m. (eastern time) on the fourth Business Day following the date hereof, file with the Commission a Current Report on Form 8-K disclosing the material terms of and including as exhibits this Agreement and the Additional Note and the transactions contemplated hereby and thereby; provided, however, that the Investor shall have a reasonable opportunity to review and comment on any such press release or Form 8-K prior to the issuance or filing thereof; and provided, further, that if the Company fails to issue a press release disclosing the material terms of this Agreement and the Additional Note within the time frames described herein, the Investor may issue a press release disclosing such information without any notice to or consent by the Company. Thereafter, the Company shall timely file any filings and notices required by the Commission or applicable law with respect to the transactions contemplated hereby.
     3.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Additional Notes for general working capital purposes.
     3.4 Indemnification of the Investor. The Company will indemnify and hold the Investor and its directors, managers, officers, shareholders, members, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by any of the Company Entities in this Agreement or (b) any action instituted against the Investor, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by this Agreement or the Additional Note (unless such action is based upon a breach of the Investor’s representation, warranties or covenants under this Agreement or any agreements or understandings the Investor may have with any such stockholder or any violations by the Investor of state or federal securities laws or any conduct by the Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time following such Investor Party’s written request that it do so, to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party. The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the

Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Investor Party’s wrongful actions or omissions, or gross negligence or to such Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor in this Agreement.
     3.5 [Reserved.]
4. CONDITIONS TO SECOND CLOSING.
     4.1 Conditions to the Investors’ Obligations at the Second Closing. The Investor’s obligations to effect the Second Closing, including without limitation its obligation to purchase the Additional Note at the Second Closing, are conditioned upon the fulfillment (or waiver by the Investor in its sole and absolute discretion) of each of the following events as of the Second Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

4.1.1	the Company shall have delivered to the Investor written lock-up agreements of each the Key Employees listed on Schedule 4.2(f) to the Securities Purchase Agreement;

4.1.2	there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since the date of the Company’s most recent financial statements contained in the Disclosure Documents;

4.1.3	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and the Additional Note;

4.1.4	the Company shall have delivered to the Investor an opinion of counsel for the Company, dated as of the Second Closing Date, in the form and substance reasonably satisfactory to the Investor; and

4.1.5	the Company shall have paid the expenses described in Section 6.9 of this Agreement.
     4.2 Conditions to Company’s Obligations at the Second Closing. The Company’s obligations to effect the Second Closing with the Investor are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Second Closing Date:

4.2.1	the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date); and

4.2.2	there shall be no injunction, restraining order or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the Additional Note.
5 MISCELLANEOUS.
     5.1 Survival; Severability. The representations, warranties, covenants and indemnities made by the parties herein and in the Additional Notes shall survive the Second Closing notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.
     5.2 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the Additional Note and the transactions contemplated hereby and thereby, (ii) it is not relying on any advice or representation of any other party in connection with entering into this Agreement, the Additional Note or such transactions (other than the representations made in this Agreement), (iii) it has not received from any other party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the Additional Note or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the Additional Note based on its own independent judgment and, if applicable, on the advice of such advisors, and not on any view (whether written or oral) expressed by any other party.
     5.3 Injunctive Relief. Each of the Company Entities and the Investor acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.
     5.4 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE ADDITIONAL NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.4(b).
     5.5 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. An Investor may assign its rights and obligations hereunder in connection with any private sale or transfer of the Additional Note or any other Securities, in accordance with the terms hereof, the Additional Note and of the Securities Purchase Agreement, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto. No Company Entity may assign its rights or obligations under this Agreement.

     5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.
     5.7 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5.8 Notices. Any notice, demand or request required or permitted to be given by the Company Entities or the Investor pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company and/or any Company Entity:

Innuity, Inc.
8644 154th Avenue NE
Redmond, Washington 98052
Attn:	John Wall
Tel:	425-479-9909
Fax:	425-278-1209

with a copy (which shall not constitute notice) to:

DLA Piper US LLP
701 Fifth Avenue, Suite 7000
Seattle, Washington 98104
Attn:	Michael Hutchings
Tel:	206-839-4800
Fax:	206-839-4801
and if to the Investor, to such address for the Investor as shall appear on the signature page hereof executed by the Investor, or as shall be designated by the Investor in writing to the Company in accordance with this Section 5.8.
     5.9 Expenses. The Company and the Investor shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement or the Additional Note, provided, however, that that the Company shall, at the Second Closing, pay to Imperium Advisers, LLC (“Imperium”) an amount of $15,000 in immediately available funds as reimbursement for its out-of-pocket expenses (including without limitation legal fees and expenses) incurred or to be incurred by it in connection with its due diligence investigation of the Company and the negotiation, preparation, execution, delivery and performance of this Agreement and the

Additional Note. At the Second Closing, the amount due for such fees and expenses may be netted out of the purchase price payable by the Investor for the Additional Note.
     5.10 Entire Agreement; Amendments. This Agreement, the Additional Note and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Company and (i) prior to the first date on which neither a First Note nor an Additional Note is outstanding, by the holders of a majority of the aggregate principal of the First Note and the Additional Note then outstanding and the holders of a majority of the aggregate number of the Warrant Shares into which the Warrants then outstanding are exercisable (without regard to any limitation on the exercise of the Warrants), and (ii) on and after the first date on which neither a First Note or an Additional Note is outstanding, by the holders of a majority of the aggregate number of the Warrant Shares into which the Warrants then outstanding are exercisable (without regard to any limitation on the exercise of the Warrants). Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
[Signature Pages to Follow]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.
INNUITY, INC.

By:

Name:
Title:
JADEON, INC.

By:

Name:
Title:
VISTA.COM, INC.

By:

Name:
Title:
IMPERIUM MASTER FUND, LTD.

By:	Imperium Advisers, LLC

By:

Name:
Title:

Principal Amount of Note Purchased at Second Closing:	$1,000,000
ADDRESS:
c/o Imperium Advisers, LLC
153 East 53rd Street- 29th Floor
New York, NY 10022
Attn: Maurice Hryshko, Esq.
Tel: (212) 433-1360
Fax: (212) 433-1361